Exhibit 99.6

News Release

For more information contact:

Media please contact:

Chris Romoser, Iomega Corporation, (858) 314-7148 romoser@iomega.com

Analyst/Investors, please contact:

Tom Kampfer, Iomega Corporation, (858) 314-7188

FOR IMMEDIATE RELEASE

IOMEGA REPORTS 2005 FOURTH QUARTER AND FULL YEAR RESULTS

SAN DIEGO, January 26, 2006 – Iomega Corporation (NYSE: IOM) today reported revenue of $70.0 million and net income of $1.9 million, or $0.04 per diluted share for the quarter ended December 31, 2005. Net income included $0.8 million of pre-tax restructuring charges and an after-tax net gain of $1.2 million from the sale of the Company’s equity ownership in ByteTaxi, Inc. In comparison, fourth quarter 2004 revenue was $89.6 million with net income of $3.8 million, or $0.07 per diluted share, which included $1.5 million in pre-tax restructuring charges and a pre-tax net benefit of $11.2 million from DCT-related license fees and gains on DCT asset sales.

“During the fourth quarter, we met our goal to achieve positive operating income, excluding restructuring charges,” said Werner Heid, president and CEO, Iomega Corporation. “Excluding the $0.8 million of restructuring charges from our $0.6 million U.S. GAAP operating loss, our fourth quarter 2005 non-GAAP, adjusted operating income was $0.2 million. We achieved these improved results through solid progress toward many of our other business goals. We delivered strong sales growth in our HDD business, positive sequential REV sales growth, and we significantly benefited from our third quarter 2005 restructuring actions. Although we are pleased with these results, the fourth quarter revenue was positively impacted by strong seasonality, which we can’t expect to carry forward into the first quarter. For the first half of 2006, we must maintain our focus on the key goal to return Iomega to sustainable profitability. In order to achieve this goal, our strategic imperatives are the continued improvement of HDD product gross margins, REV product sales growth and the launch of next-generation REV products, and the continued reduction in operating overhead and expenses,” concluded Heid.

Full year 2005 revenue was $264.5 million, with a net loss of $22.8 million, or $0.44 per share, compared with full year 2004 revenue of $328.7 million and a net loss of $36.7 million, or $0.71 per share. The 2005 net loss included $7.6 million in pre-tax restructuring charges, a pre-tax benefit of $1.3 million from intellectual property transactions and licensing fees, and an after-tax net gain of $0.9 million from the discontinued operations and sale of the Company’s equity ownership in ByteTaxi, Inc. The 2004 net loss included $4.5 million in pre-tax restructuring charges, a pre-tax net benefit of $6.6 million from DCT-related license fees and gains/impairments on DCT assets, and a $1.8 million pre-tax benefit associated with the release of various accruals for a European subsidiary for which operations had ceased.

Fourth quarter 2005 revenue of $70.0 million decreased $19.6 million, or 22%, compared to fourth quarter 2004. The decrease was primarily due to lower Zip®, optical, Mini USB flash, and floppy drive product sales, partially offset by higher sales of hard disk drive (HDD) products. The fourth quarter 2005 gross margin percentage was 21.2%, compared to 24.2% for fourth quarter 2004. Fourth quarter 2005 operating expenses were $15.4 million, which included $0.8 million in restructuring charges. By comparison, fourth quarter 2004 operating expenses were $16.0 million, which included a net benefit of $11.0 million relating to the DCT transaction, $0.7 million of non-recurring DCT employee expenses and $1.5 million in restructuring charges. The fourth quarter 2005 operating loss was $0.6 million, including the restructuring charges described above, compared to fourth quarter 2004 operating income of $5.7 million, including the DCT and restructuring items described above.

Fourth quarter 2005 Zip product sales of $12.3 million decreased $13.0 million, or 51%, from fourth quarter 2004. The fourth quarter 2005 Zip product gross margin percentage of 50.9% declined from 52.3% in the prior year. Lower sales resulted in fourth quarter 2005 Zip product profit margin (PPM) of $6.0 million compared to $11.8 million in fourth quarter 2004.

Fourth quarter 2005 sales of Consumer Storage Solutions products, consisting of hard disk (HDD), optical, Mini USB flash and floppy drives, were $41.7 million, a decrease of $5.2 million, or 11%, compared to fourth quarter 2004. The sales decline was primarily driven by the Company’s third quarter 2005 decision to discontinue certain unprofitable optical and Mini USB flash drive products. Fourth quarter 2005 HDD product sales were $33.8 million, representing 57% growth over fourth quarter 2004. Fourth quarter 2005 PPM for the Consumer Storage Solutions business was $1.7 million, compared to a nominal PPM of $0.1 million in fourth quarter 2004. The improved PPM was partially driven by lower fixed overhead and operating expenses. Fourth quarter 2005 PPM was also benefited by certain releases of accruals, driven by changes in estimates, relating to supplier and royalty claims, and marketing program actual utilizations, which collectively totaled approximately $1.0 million.

;

Fourth quarter 2005 REV® product sales were $12.4 million, a decrease of $0.5 million compared to fourth quarter 2004. The fourth quarter 2005 REV product loss was $0.2 million, compared to a fourth quarter 2004 product loss of $1.8 million. The lower product loss was driven primarily by a reduction in operating expenses. On a sequential basis, REV product revenue increased 21% from $10.3 million in third quarter 2005.

Fourth quarter 2005 Network Storage Solutions (NSS) revenue was $3.3 million, a decrease of $0.6 million compared to fourth quarter 2004. NSS PPM in fourth quarter 2005 was $0.5 million compared to a product loss of $0.3 million in fourth quarter 2004. The improvement in NSS PPM was driven primarily by product cost reductions and lower fixed overhead and operating expenses.

General corporate expenses, which were not allocated to the total fourth quarter 2005 PPM, totaled $8.0 million, a decrease of $5.1 million compared to fourth quarter 2004. The decrease primarily resulted from cost savings from the 2005 restructuring actions.

During fourth quarter 2005, the Company’s total cash, cash equivalents, and temporary investments decreased by $2.4 million to $96.0 million as of December 31, 2005. The decrease was primarily a result of seasonally higher trade receivables and payments associated with restructuring actions and foreign taxes. These items were partially offset by $2.4 million of cash proceeds from the sale of the Company’s equity ownership in ByteTaxi, Inc.

Revenue by region during fourth quarter 2005 was $28.8 million in the Americas, $37.3 million in Europe, and $3.9 million in Asia, or 41%, 53%, and 6%, respectively. Revenue by region during fourth quarter 2004 was $44.4 million in the Americas, $40.8 million in Europe, and $4.4 million in Asia, or 49%, 46%, and 5%, respectively.

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega's fourth quarter financial results and management’s goals and outlook. The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on Thursday, February 9, 2006.

About Iomega

Iomega Corporation provides easy-to-use, high value storage solutions to help people protect, secure, capture and share their valuable digital information. Iomega's award-winning storage products include the Iomega® REV® 35GB drive, available in several computer interface models, as well as a 10-cartridge, one-drive automation product, the REV 1000 Autoloader; Zip® 100MB, 250MB and 750MB drives; high-performance Iomega external hard drives and new HDD solutions such as the Iomega Micro Mini Hard Drive, the Iomega StorCenter™ Network Hard Drive, the Iomega 1TB Desktop Hard Drive XL Series, the Iomega MiniMax™ USB 2.0/FireWire Desktop Hard Drive and the Iomega ScreenPlay™ Multimedia Drive; Iomega Mini USB Flash drives, Micro Mini™ USB Flash drives, and the Iomega Mixx™ MP3 player; Iomega external CD-RW drives; Iomega Super DVD drives; and Iomega floppy USB-powered drives. Iomega simplifies data protection and sharing at home and in the workplace with Iomega Automatic Backup software, Iomega Sync software and HotBurn® CD-recording software. For networks, Iomega NAS servers offer capacities of 160GB to 1.6TB. For unlimited capacity and anytime, anywhere access, Iomega offers iStorage™ secure online storage. Iomega also offers businesses and consumers a comprehensive data recovery services solution for recovering lost data due to hardware failure, file corruption or media damage. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at www.iomega.com.

Special Note Regarding Forward-Looking Statements

Statements contained in this release regarding the Company’s goal to return to sustainable profitability; its focus on the continued improvement of HDD product gross margins, REV product sales growth and the launch of next-generation REV products, and the continued reduction in operating overhead and expenses; and any other statements that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements are based upon information available to us as of January 26, 2006, and we disclaim any intention or obligation to update any such statements. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include lower than anticipated sales of our products; any inability or failure to improve REV product sales or improve

HDD product gross margins, unexpected technical, manufacturing, or supply issues with our products; our inability to achieve a competitive cost structure; competition; our inability to maintain stringent quality assurance standards and customer satisfaction; manufacturing and inventory issues; management and key employee turnover; intellectual property disputes; adverse final judgments in litigation; general economic and/or industry-specific conditions including significant changes in the landscape of data storage demand, pricing, or competition; and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega's most recent Quarterly and Annual Reports on Forms 10-Q and 10-K.

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Copyright© 2006 Iomega Corporation. All rights reserved. Iomega, Zip, REV, StorCenter, ScreenPlay, Mixx, Active Disk, iStorage, Micro Mini, and HotBurn are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	Dec. 31,	% of	Dec. 31,	% of	Oct. 2,	% of
	2005	Sales	2004	Sales	2005	Sales
Sales	$70,029	100.0%	$89,633	100.0%	$55,852	100.0%
Cost of Sales	55,186	78.8%	67,901	75.8%	44,890	80.4%
Gross margin	14,843	21.2%	21,732	24.2%	10,962	19.6%

Operating Expenses:
Selling, general and administrative	11,687	16.7%	20,677	23.1%	14,529	26.0%
Research and development (1)	2,901	4.1%	4,376	4.9%	3,195	5.7%
License and patent fees	0	0.0%	(10,599)	(11.8%)	(889)	(1.6%)
Restructuring charges	806	1.2%	1,540	1.7%	6,579	11.8%
Total operating expenses	15,394	22.0%	15,994	17.8%	23,414	41.9%
Operating (Loss) Income	(551)	(0.8%)	5,738	6.4%	(12,452)	(22.3%)
Interest and other income and expense, net	561	0.8%	1,108	1.2%	599	1.1%
Income (Loss) From Continuing Operations Before Income Taxes	10	0.0%	6,846	7.6%	(11,853)	(21.2%)
Benefit (Provision) for Income Taxes	729	1.0%	(3,009)	(3.4%)	(399)	(0.7%)
Income (Loss) From Continuing Operations	739	1.1%	3,837	4.3%	(12,252)	(21.9%)
Gain/(Loss) From Discontinued ByteTaxi, Inc. Operations (net of taxes)	1,158		0		(73)
Net Income (Loss)	$1,897		$3,837		($12,325)

Basic Earnings (Loss) Per Share	$0.04		$0.07		($0.24)
Diluted Earnings (Loss) Per Share	$0.04		$0.07		($0.24)
Weighted Average Common Shares Outstanding	51,642		51,589		51,627
Weighted Average Common Shares Assuming Dilution	51,642		51,597		51,627

(1) Q4 2004 research and development expenses include $0.5 million in gains related to the sale of DCT engineering assets.

PRODUCT SALES AND PROFIT MARGINS - QTD
(In thousands)
(Unaudited)

	For the Three Months Ended
	Dec. 31,	% of	Dec. 31,	% of	Oct. 2,	% of
	2005	Sales	2004	Sales	2005	Sales
Sales:
Consumer Products:
Zip	$12,310	17.6%	$25,312	28.2%	$14,868	26.6%
Consumer Storage Solutions (1)	41,685	59.5%	46,931	52.4%	27,106	48.5%
Business Products:
REV	12,443	17.8%	12,949	14.4%	10,255	18.4%
Network Storage Systems	3,314	4.7%	3,899	4.3%	3,279	5.9%
Other Products (2)	277	0.4%	542	0.6%	344	0.6%
Total Sales	$70,029		$89,633		$55,852

Product Profit Margin (Loss):
Consumer Products:
Zip	$6,013		$11,808		$5,961
Consumer Storage Solutions (1)	1,673		117		(1,344)
Business Products:
REV	(191)		(1,768)		(1,344)
Network Storage Systems	541		(279)		(322)
Other Products (2) (3) (4)	190		10,524		1,096
Total Product Profit Margin	8,226		20,402		4,047

Common:
General corporate expenses	(7,971)		(13,124)		(9,920)
Restructuring charges	(806)		(1,540)		(6,579)
Interest and other income and expense, net	561		1,108		599
Income (Loss) From Continuing Operations Before Income Taxes	$10		$6,846		($11,853)

(1) Consumer Storage Solutions is comprised of hard disk, optical, flash and floppy drives.

(2) Other Products is comprised of Jaz, Peerless, PocketZip and other miscellaneous products, and the DCT Development Program in the case of PPM/ (product loss).

(3) Q4 2004 Other Products PPM includes a net benefit of $11.2 million from DCT-related license fees and gains on the sale of DCT assets.

(4) Q3 2005 Other Products PPM includes license income of $0.9 million.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS – YTD
(In thousands, except per share data)
(Unaudited)

	For the Twelve Months Ended
	Dec. 31,	% of	Dec. 31,	% of
	2005	Sales	2004	Sales
Sales	$264,505	100.0%	$328,663	100.0%
Cost of Sales (1)	208,670	78.9%	255,951	77.9%
Gross margin	55,835	21.1%	72,712	22.1%

Operating Expenses:
Selling, general and administrative	60,535	22.9%	89,804	27.3%
Research and development (2)	14,054	5.3%	24,444	7.4%
License and patent fees	(1,301)	(0.6%)	(10,599)	(3.2%)
Restructuring charges	7,579	2.9%	4,531	1.4%
Total operating expenses	80,867	30.6%	108,180	32.9%
Operating Loss	(25,032)	(9.5%)	(35,468)	(10.8%)
Interest and other income and expense, net (3)	404	0.2%	3,754	1.1%
Loss From Continuing Operations Before Income Taxes	(24,628)	(9.3%)	(31,714)	(9.6%)
Benefit (Provision) for Income Taxes	945	0.4%	(4,963)	(1.5%)
Loss From Continuing Operations	(23,683)	(9.0%)	(36,677)	(11.2%)
Net Gain From Discontinued ByteTaxi, Inc. Operations (net of taxes)	930		0
Net Loss	($22,753)		($36,677)

Loss Per Share	($0.44)		($0.71)
Weighted Average Common Shares Outstanding	51,623		51,553

(1) 2004 cost of sales includes $4.4 million for impairment and other charges related to the discontinuance of the DCT program.

(2) 2004 research and development expenses include $0.5 million in gains related to the sale of DCT engineering assets.

(3) 2004 other income includes $1.8 million associated with the release of various accruals for a European subsidiary for which operations ceased in 1999.

PRODUCT SALES AND PROFIT MARGINS - YTD
(In thousands)
(Unaudited)

	For the Twelve Months Ended
	Dec. 31,	% of	Dec. 31,	% of
	2005	Sales	2004	Sales
Sales:
Consumer Products:
Zip	$64,101	24.2%	$133,731	40.7%
Consumer Storage Solutions (1)	138,345	52.3%	145,680	44.3%
Business Products:
REV	45,932	17.4%	30,778	9.4%
Network Storage Systems	14,532	5.5%	14,546	4.4%
Other Products (2)	1,595	0.6%	3,928	1.2%
Total Sales	$264,505		$328,663

Product Profit Margin (Loss):
Consumer Products:
Zip	$29,753		$53,201
Consumer Storage Solutions (1)	(2,467)		(3,479)
Business Products:
REV	(4,937)		(19,666)
Network Storage Systems	(47)		(800)
Other Products (2) (3) (4)	1,941		(346)
Total Product Profit Margin	24,243		28,910

Common:
General corporate expenses	(41,696)		(59,847)
Restructuring charges	(7,579)		(4,531)
Interest and other income and expense, net	404		3,754
Loss From Continuing Operations Before Income Taxes	($24,628)		($31,714)

(1) Consumer Storage Solutions is comprised of hard disk, optical, flash and floppy drives.

(2) Other Products is comprised of Jaz, Peerless, PocketZip and other miscellaneous products, and the DCT Development Program in the case of PPM/(product loss).

(3) 2004 includes a net benefit of $6.6 million from DCT-related license fees and impairment and other charges related to the discontinuance of the DCT program.

(4) 2005 includes license and patent income of $1.3 million.

IOMEGA CORPORATION
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	Dec. 31,	Oct. 2,	Dec. 31,
	2005	2005	2004
ASSETS:
Cash and cash equivalents	$70,943	$72,572	$103,403
Restricted cash	256	261	0
Temporary investments	24,800	25,534	17,406
Total cash	95,999	98,367	120,809
Trade receivables	28,853	26,740	30,764
Inventories	27,532	24,142	31,345
Deferred taxes	5,480	5,533	9,710
Other current assets	5,228	5,208	7,045
Total Current Assets	163,092	159,990	199,673
Property and equipment, net	8,311	9,140	13,563
Intangible and other assets	12,453	13,022	14,266
	$183,856	$182,152	$227,502

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable	$35,500	$31,830	$35,166
Income taxes payable	310	1,516	664
Other current liabilities	49,751	52,757	65,607
Total Current Liabilities	85,561	86,103	101,437
Deferred taxes	17,109	17,219	22,537
Long-term liabilities	0	0	721
Stockholders' equity	81,186	78,830	102,807
	$183,856	$182,152	$227,502

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

	For the Twelve Months Ended
	Dec. 31,	Dec. 31,
	2005	2004
Cash Flows from Operating Activities:
Net Loss	($22,753)	($36,677)
Revenue and Expense Adjustments	6,756	20,353
	(15,997)	(16,324)
Changes in Assets and Liabilities:
Trade receivables	2,223	6,784
Restricted cash	(256)	200
Inventories	2,864	(7,600)
Other current assets	1,748	508
Accounts payable	296	(2,834)
Accrued restructuring	(284)	(3,724)
Other current liabilities and income taxes	(16,543)	(14,875)
Net cash used in operating activities	(25,949)	(37,865)

Cash Flows from Investing Activities:
Purchases of property and equipment	(1,421)	(10,695)
Proceeds from sales of assets (1)	745	1,298
Proceeds from sale of ByteTaxi (net of $155,000 cash)	2,291	0
Initial investment in ByteTaxi (net of $171,000 cash)	(44)	0
Sales of temporary investments	33,914	250,238
Purchases of temporary investments	(41,266)	(221,544)
Net change in other assets and other liabilities	(660)	(806)
Net cash (used in) provided by investing activities	(6,441)	18,491

Cash Flows from Financing Activities:
Payment of debt	(139)	0
Proceeds from sales of Common Stock	69	186
Net cash provided by (used in) financing activities	(70)	186
Net Decrease in Cash and Cash Equivalents	(32,460)	(19,188)
Cash and Cash Equivalents at Beginning of Period	103,403	122,591
Cash and Cash Equivalents at End of Period	$70,943	$103,403

(1) 2004 proceeds from sales of assets were primarily associated with the sale of DCT assets.